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                                                                    EXHIBIT 10.4


                    THE CHILDREN'S PLACE RETAIL STORES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


PURPOSE:

      THE CHILDREN'S PLACE RETAIL STORES, INC. EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is designed to foster continued cordial employee relations, to encourage and assist its employees and the employees of future subsidiaries in acquiring a stock ownership interest in THE CHILDREN'S PLACE RETAIL STORES, INC. (the "Company") and to help them provide for their future security. The Plan is intended to be an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

STOCK SUBJECT TO THE PLAN:

      Subject to the adjustment provision of the Plan, the aggregate number of shares of Common Stock (the "shares") which may be sold under the Plan is 360,000. The shares may be either shares held in treasury or authorized but unissued shares of Common Stock of the Company. The Company, during the term of the Plan, shall at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

MONTHLY PERIODS:

      Monthly period shall mean the monthly period commencing on the first day of each calendar month and ending on the last day of such month. The first period under this Plan shall commence on the first day of the calendar month beginning on or after the day on which the Company's Form S-8 Registration Statement covering the shares relating to this offering of the Common Stock becomes effective.

ELIGIBILITY:

      Anyone who is or becomes an employee of the Company, or of any future subsidiary of the Company which is designated by the Compensation Committee ("Compensation Committee") of the Board of Directors of the Company, and who has completed at least 90 days of service with the Company or such subsidiary, is eligible to become a member of the Plan on the first day of the monthly period following the completion of such 90 days of service; provided, however, that no employee shall be granted an option under the Plan to the extent that, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock of the Company,
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and/or hold outstanding options to purchase stock, possessing five percent (5%)
or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary. Notwithstanding any other provision of the Plan, no employee shall be entitled to purchase shares of stock under the Plan and all other employee stock purchase plans of the Company and any parent or subsidiary of the Company with an aggregate fair market value (determined at date of grant) exceeding $25,000 per year for each calendar year in which such option is outstanding at any time.

      For purposes of the Plan, "subsidiary" shall mean a corporation of which no less than fifty percent (50%) of the voting shares are held by the Company or a subsidiary of the Company.

JOINING THE PLAN:

      Any eligible employee's participation in the Plan shall be effective as of the first day of the monthly period following the day on which the employee completes, signs, and returns to the Company, or one of its designated future subsidiaries, a Subscription Agreement in the form of Exhibit A attached hereto. Membership of any employee in the Plan is completely voluntary.

MEMBER'S CONTRIBUTIONS:

      Each member shall elect to make contributions by payroll deduction of such whole percentage, not to exceed ten percent (10%), of his or her gross compensation, as is designated by the member.

      Subject to the maximum described above, a member may elect in writing to increase or decrease his or her rate of contribution; such change will become effective the first day of the monthly period following receipt by the Company of such written election. If no change is made, the Subscription Agreement will remain in effect, unless the member has withdrawn from the Plan as hereinafter provided.

      A member may withdraw all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B attached hereto. All of the member's payroll deductions credited to his or her account shall be paid to such member and such member's option for the then-current monthly period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such monthly period. Any such member who has so withdrawn from the Plan shall be eligible to participate in succeeding monthly periods only by completing, signing and returning to the Company, or one of its designated future subsidiaries, a new Subscription Agreement.

      The amount of each member's contribution shall be held by the Company in his or her account under the Plan and such contributions shall be credited to such member's individual


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account as of the last day of the month during which the compensation from which the contributions were deducted was earned. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. No interest shall accrue on the payroll deductions of any member in the Plan.

      No member will be permitted to make contributions for any period during which he or she is not receiving pay from the Company or one of its designated future subsidiaries.

ISSUANCE OF SHARES:

      On the last trading day of each monthly period so long as the Plan shall remain in effect, and provided the member has not before that date withdrawn from the Plan, the Company shall apply the funds credited to the member's account as of that date to the purchase of authorized but unissued shares of its Common Stock, or shares held in treasury, including fractional shares.

      The cost to each member for the shares so purchased shall be eighty-five percent (85%) of the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation Systems (NASDAQ), or if the stock is a National Market issue the last sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the last trading day of the monthly period.

      Any moneys remaining in such member's account equaling less than the sum required to purchase one share shall be used to purchase a fractional share. Any moneys remaining in such member's account by reason of his or her prior election not to purchase shares in a given monthly period, as aforesaid, or moneys remaining in such member's account by reason of application of the provision of the next paragraph hereof, shall be promptly returned to the member.

      Notwithstanding anything above to the contrary, (a) if the number of shares members desire to purchase at the end of any monthly period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such members in proportion to their contributions during the monthly period; and (b) no funds in an employee's account shall be applied to the purchase of shares and no shares hereunder shall be issued unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

      The Company will coordinate the maintenance of an account in street name at an approved brokerage firm reflecting all purchases pursuant to the Plan. If requested by a member, the Company shall arrange the delivery to such member, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. The costs associated with such requested delivery shall be borne by the member.


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TERMINATION OF MEMBERSHIP:

      A member's membership in the Plan will be terminated when the member (a) voluntarily elects to withdraw from the Plan, (b) terminates employment with the Company or one of its future designated subsidiaries, or (c) dies. Upon termination of membership, the terminated member shall not be entitled to rejoin the Plan until the first day of the monthly period immediately following the monthly period in which the termination occurs. Upon termination of membership, the member shall be entitled to the amount of his or her individual account within thirty (30) days after termination.

ADMINISTRATION OF THE PLAN:

      The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Compensation Committee shall be conclusive and binding upon all parties.

      Any taxes applicable to the member's account shall be charged or credited to the member's account by the Company. In any event, the member shall make available to the Company or a subsidiary, promptly when requested by the Company or subsidiary, sufficient funds to meet any withholding requirements in respect of shares issued under the Plan with respect to the member, under any Federal, State or local tax rules, and the Company or subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or subsidiary out of any funds or property due or to become due to the member.

MODIFICATION AND TERMINATION:

      The Company expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. The Company reserves, however, the right to amend, alter, or terminate the Plan in its discretion; provided, however, that any amendment which requires stockholder approval pursuant to Section 423 of the Code shall be subject to stockholder approval in such a manner and to such a degree as required. Upon any termination of the Plan, each member shall be entitled to the amount of his or her individual account within thirty (30) days after termination.


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ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

      Appropriate and proportionate adjustments shall be made by the Compensation Committee in the number and class of shares of stock subject to the Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation, or like change in the capital structure of the Company.

ASSIGNABILITY OF RIGHTS:

      No option of any employee to purchase shares of Common Stock under the Plan shall be assignable by him or her, by operation of law, or otherwise, except to the extent permitted by the law of descent, and distribution, and during the employee's lifetime such option shall be exercisable only by the employee.

NO RIGHT OF EMPLOYMENT:

      Nothing contained herein shall be construed to confer on any employee any right to be continued in the employ of the Company or any subsidiary or derogate from any right of the Company or any subsidiary to retire, request the resignation of or discharge any employee, at any time, with or without cause.

EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL:

      The Plan shall become effective, following adoption by the Board of Directors and approval by the stockholders of the Company, upon the consummation of the Company's initial public offering of its Common Stock.

CONDITIONS UPON ISSUANCE OF COMMON STOCK:

      The shares of Common Stock to be issued pursuant to the provisions of the Plan shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed. The Company shall have the right, in its sole discretion, to legend any shares of Common Stock which may be issued pursuant to the Plan, or may issue stop transfer orders in respect thereof.


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                   [EXHIBIT A TO EMPLOYEE STOCK PURCHASE PLAN
                                 TO BE INSERTED]
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                   [EXHIBIT B TO EMPLOYEE STOCK PURCHASE PLAN
                                 TO BE INSERTED]